UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

310-966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
Depositary Shares, each representing a 1/1000th fractional interest in a 7.375% share of Series B Cumulative Perpetual Preferred Stock	RILYL	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On September 8, 2025, the Audit Committee of the Board of Directors (the “Committee”) of B. Riley Financial, Inc. (the “Company”) dismissed Marcum LLP (“Marcum”), the Company’s prior independent registered public accounting firm, effective upon the completion of its audit and the issuance of its report on the Company’s consolidated financial statements and internal control over financial reporting for the Company’s fiscal year ended December 31, 2024, which will be included in the Company’s Annual Report on Form 10-K for that year.

Marcum’s audit report on the Company’s consolidated financial statements for the Company’s fiscal year ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through September 8, 2025, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the following material weaknesses in the Company’s internal control over financial reporting:

●	The Company identified a separate material weakness relating to information technology general controls (“ITGCs”) issues in one of the B. Riley Advisory Holdings, LLC subsidiaries primarily related to ineffective controls over user access management over a certain business application. As a result, business process automated and manual controls that were dependent on the affected ITGCs could have been adversely impacted.

●	The Company was unable to rely on a System and Organization Controls (“SOC”) 1 Type 2 report associated with the utilization of a third-party service organization’s hosted information technology (“IT”) solution for the processing of customer sales and billing information in the Company’s Marconi Wireless subsidiary. As a result, the internal control processes performed by the third-party service organization were not designed or implemented to operate at a sufficient level of precision. As such, the Company could not rely on the information produced by the system. Business process automated and manual controls that were dependent on these controls could have been adversely impacted.

●	The Company identified two material weaknesses in controls related to ITGCs at the Company’s Lingo Management, LLC and Tiger US Holdings, Inc. subsidiaries in the areas of user access, program change management, and IT operations over IT systems and the reports generated from these systems used in the execution of controls that support the Company’s financial reporting processes. As a result, business-process automated and manual controls that were dependent on the affected ITGCs could have been adversely impacted.

●	The Company identified a material weakness relating to the operating effectiveness of management’s review controls over level 3 investment valuations such that management’s review procedures were not operating at a level of precision sufficient to prevent or detect a potential material misstatement in the consolidated statements. Specifically, management’s review procedures were not operating at a level of precision sufficient to prevent or detect a potential material misstatement in the consolidated financial statements.

●	The Company identified a material weakness relating to the operating effectiveness of management’s precision of their review controls to identify and disclose material related party transactions in accordance with Accounting Standards Codification 850, Related Party Disclosures.

●	The Company identified a material weakness relating to the operating effectiveness of management’s review controls over the income tax provision such that management’s review procedures were not operating at a level of precision to prevent or detect a potential material misstatement in the consolidated statements.

●	The Company identified a material weakness relating to the operating effectiveness of management’s review controls over goodwill such that management did not adequately evaluate relevant factors and indicators to determine whether it was more likely than not that the fair value of a business segment was less than the carrying amount of goodwill and other intangibles assigned to that reporting unit as well as a lack of appropriate approval in accordance with Company policy over significant decisions involving goodwill.

●	The Company identified a material weakness related to the design and operating effectiveness of controls related to journal entry review and approval. A lack of segregation of duties within a journal entry approval workflow was identified. A system workflow did not systemically prevent individuals who could submit certain journal entries to also approve the same entries. Additionally, the Company did not retain evidence of review of certain journal entries.

●	The Company identified material weaknesses in controls related to ITGCs at Bebe Stores Inc. in the areas of user access, program change management, and IT operations over IT systems and the reports generated from these systems used in the execution of controls that support the Company’s financial reporting processes. As a result, business process automated and manual controls that were dependent on the affected ITGCs could have been adversely impacted. Additionally, the Company did not consistently retain evidence of review, further contributing to the material weakness.

●	The Company identified a material weakness in controls due to its inability to rely on the SOC 1 Type 2 reports associated with two third-party service organizations that support significant elements of its financial reporting processes over B. Riley Retail Solutions, LLC. Specifically, the Company did not have adequate ITGCs in place over the IT systems and related reports at these third-party service providers, which are used in the execution of controls supporting the Company’s financial reporting. As a result, business process automated and manual controls that were dependent on these ITGCs at the service organizations could have been adversely impacted.

The reportable events disclosed above were discussed among the Committee and Marcum.

The Company has provided Marcum with a copy of the disclosures contained herein and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of Marcum’s letter, dated September 12, 2025, is filed as Exhibit 16.1 to this Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On September 8, 2025, the Committee approved the appointment of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm to perform independent audit services for the fiscal year ending December 31, 2025, subject to completion of BDO’s standard client acceptance procedures and execution of an engagement letter. In considering the appointment of a new auditor, the Company identified firms that it believed were qualified to serve as auditor for a company with the size and complexity of the Company. In each case the Company identified issues that might impact the independence of the qualified firm. The Committee considered these issues carefully in choosing a new auditor. The Company is providing this disclosure to explain the facts and circumstances, as well as BDO’s and the Committee’s conclusions, concerning BDO’s objectivity and impartiality.

Prior to its appointment as auditor, BDO informed the Company that it would not be independent with respect to the performance of the audit of the financial statements of the Company for the year ending December 31, 2025, due to certain non-audit services (payroll, corporate secretarial, treasury/accounts payable and third-party licensed software) that were performed by BDO member firms during the period under audit for affiliates of the Company. All services performed by BDO member firms that would be considered an impairment of BDO’s independence were terminated in April 2025.

For the following reasons, the Committee of the Company and BDO have each concluded, and are of the view that a reasonable investor with knowledge of all relevant facts and circumstances would conclude, that the provision of these services would not impair BDO’s objectivity and impartiality with respect to BDO’s audit of the Company’s financial statements for the year ending December 31, 2025:

1.	The non-audit services performed by the BDO member firms ceased prior to BDO’s appointment as auditor.

2.	The BDO member firms were engaged by a limited number of smaller foreign subsidiaries of one of the Company’s many businesses.

3.	The non-audit services performed by the BDO member firms did not have a quantitative or qualitative material impact on the consolidated financial statements of the Company.

4.	The fees earned from the non-audit services by BDO member firms were qualitatively and quantitatively inconsequential and immaterial to both the Company and BDO.

5.	The BDO audit engagement team will have no interaction with the BDO member firms’ non-audit services teams in the conduct of their audit. No personnel from the BDO member firms who worked on the non-audit services will be part of the audit team or have any involvement in the audit.

During the Company’s fiscal years ended December 31, 2024 and December 31, 2023 and the subsequent interim period through September, 8, 2025, neither the Company nor anyone acting on behalf of the Company, has consulted with BDO regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Marcum LLP, dated September 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

By:	/s/Bryant R. Riley
Name:	Bryant R. Riley
Title:	Co-CEO

Date: September 12, 2025

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